PRICING SUPPLEMENT NO. 98                                     Rule 424(b)(3)
DATED: May 22, 1998                                         File No. 333-43565
(To Prospectus dated January 21, 1998
an Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:               Floating Rate Notes       Book Entry Notes
$25,000,000                     [x]                       [x]

Original Issue Date:            Fixed Rate Notes          Certificated Notes
May 27, 1998                    [_]                       [_]

Maturity Date:                  CUSIP#: 073928 CJ 0
May 27, 1999

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                                Optional              Optional
                           Redemption           Repayment             Repayment
Redeemable On              Price(s)             Date(s)               Price(s)
-------------              ----------           ---------             ---------

N/A                        N/A                  N/A                   N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]         Commercial Paper Rate           Minimum Interest Rate: N/A

[_]         Federal Funds Rate              Interest Reset Date(s): *

[x]         Treasury Rate                   Interest Reset Period: Weekly

[_]         LIBOR Reuters                   Interest Payment Date(s): **

[_]         LIBOR Telerate

[_]         Prime Rate                      Interest Payment Period: Quarterly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  Three Months

Spread (plus or minus): +0.50%

* Weekly on each Tuesday, or the day following the Treasury auction.

**       8/27/98, 11/27/98, 2/27/99 and 5/27/99.

*** The three-month Treasury rate on May 26, 1998 plus 50 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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